                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2004, except for Note 17, as to which the date is February 19, 2004, relating to the financial statements of Dow Jones & Company, Inc., which appears in Dow Jones & Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the incorporation by reference of our report dated January 27, 2004 relating to the financial statement schedule, which also appears in such Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

New York, New York

May 10, 2004